EXHIBIT 99.1

News
For Immediate Release
4 Landmark Square Suite 400 Stamford, CT 06901 Telephone: (203) 975-7110 Fax: (203) 975-7902

Contact: Robert B. Lewis (203) 406-3160

SILGAN UPDATES EARNINGS OUTLOOK FOR 2012
AND EXTENDS TENDER OFFER TO PURCHASE UP TO $250 MILLION
OF STOCK TO FEBRUARY 5, 2013

STAMFORD, CT, December 18, 2012 -- Silgan Holdings Inc. (Nasdaq:SLGN), a leading supplier of rigid consumer goods packaging products, today revised its earnings estimates for 2012 and extended the expiration date of its tender offer to purchase up to $250 million of its common stock to February 5, 2013.

The Company revised its estimate of adjusted net income per diluted share for the full year of 2012 to a range of $2.65 to $2.75 from a range of $2.80 to $2.85.  This estimate compares to adjusted net income per diluted share of $2.63 in 2011.  A reconciliation of 2011 net income per diluted share to 2011 adjusted net income per diluted share, a Non-GAAP financial measure used by the Company, which adjusts net income per diluted share for certain items, can be found in Table A in the back of this press release.

The Company also revised its estimate of adjusted net income per diluted share for the fourth quarter of 2012 to a range of $0.43 to $0.53 from a range of $0.58 to $0.63.

 “While volumes for metal food containers are still anticipated to be higher in the fourth quarter of 2012 as compared to the same period in 2011, they will be lower than we had expected,” said Tony Allott, President and CEO.  “Additionally, product mix and manufacturing costs have lagged our expectations during the fourth quarter, partly as a result of costs associated with hurricane Sandy which caused the extended shutdown of two facilities.  Since the fourth quarter is one of our slowest seasonal periods, lower than anticipated volumes have a significant impact on the ability to absorb manufacturing overhead costs.  As a consequence of our revised earnings estimates, we are extending the expiration date of our tender offer to February 5, 2013, five business days after our year end earnings announcement,” concluded Mr. Allott.

The Company will release its fourth quarter and full year 2012 earnings results on Tuesday, January 29, 2013, after the U.S. markets close.  On the following morning, Wednesday, January 30, 2013, the Company will hold a conference call at 11:00 a.m. eastern time to discuss the Company’s results and performance for these periods.  The toll free number for those in the U.S. and Canada is (800) 390-5360, and international callers should dial (719) 325-4827. For those unable to listen to the live call, a taped rebroadcast will be available through February 13, 2013. To access the rebroadcast, U.S. and Canadian callers should dial (888) 203-1112, and international callers should dial (719) 457-0820. The pass code is 4833729.

The Company also announced today that it is extending the expiration date of its “modified Dutch Auction” tender offer to purchase up to $250 million of its common stock, at a price not less than $40.75 per share or greater than $45.25 per share.  The tender offer, which was commenced on November 19, 2012 and was previously scheduled to expire at 5:00 p.m., New York time, on December 18, 2012, will be extended until 5:00 p.m., New York time, on February 5, 2013.    The tender offer will otherwise remain subject to all previously announced terms and conditions described in the offer to purchase that has been distributed to stockholders, except as set forth in the Amended Tender Offer Statement and Supplement No. 1 to the Offer to Purchase that the Company will file with the Securities and Exchange Commission shortly.  The Company reserves the right to further extend the period of time the offer is open by notice to the depositary and by making a public announcement of such extension.
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None of the Company’s management, its board of directors and executive officers, the information agent, the depositary or the dealer manager is making any recommendation to stockholders as to whether to tender or refrain from tendering their shares in the tender offer.

The depositary for the tender offer advised the Company that, as of 5:00 p.m., New York time, on December 17, 2012, a total of 4,547,611 shares of common stock have been deposited under the tender offer.  Stockholders who have already deposited their shares of common stock pursuant to the tender offer and have not withdrawn such shares need not take any further action.  Tenders of shares must be made prior to the expiration of the tender offer and any shares previously tendered may be withdrawn any time prior to the expiration of the tender offer.

SILGAN STOCKHOLDERS ARE URGED TO READ THE AMENDED TENDER OFFER STATEMENT AND SUPPLEMENT NO. 1 TO THE OFFER TO PURCHASE WHEN THEY BECOME AVAILABLE AND ANY OTHER DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BECAUSE THEY CONTAIN IMPORTANT INFORMATION RELATING TO THE TENDER OFFER.

Holders of the Company’s common stock will be able to obtain these documents as they become available free of charge at the Securities and Exchange Commission’s website at www.sec.gov, or at the Securities and Exchange Commission’s public reference room located at 100 F Street, N.E., Washington, DC 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information about the public reference room. In addition, holders of the Company’s common stock will also be able to request copies of the Amended Tender Offer Statement, Supplement No. 1 to the Offer to Purchase and other filed tender offer documents free of charge by contacting Georgeson Inc., the Information Agent for the tender offer, by telephone 1-866-296-5716 (toll-free), or in writing at the following address: c/o Georgeson Inc., 199 Water Street, 26th Floor, New York, New York 10038.

This press release is for information purposes only, and is not an offer to purchase or the solicitation of an offer to sell any shares of the Company’s common stock. The solicitation of offers to purchase shares of the Company’s common stock is being made only pursuant to the

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tender offer documents that the Company has filed with the Securities and Exchange Commission and the Amended Tender Offer Statement and Supplement No. 1 to the Offer to Purchase that the Company will file with the Securities and Exchange Commission shortly.

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Silgan Holdings is a leading supplier of rigid packaging for consumer goods products with annual net sales of approximately $3.5 billion in 2011.  Silgan operates 82 manufacturing facilities in North and South America, Europe and Asia.  Silgan is a leading supplier of metal containers in North America and Europe, and a leading worldwide supplier of metal, composite and plastic vacuum closures for food and beverage products.  In addition, Silgan is a leading supplier of plastic containers for food and personal care products in North America.

Statements included in this press release which are not historical facts are forward looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and the Securities Exchange Act of 1934.  Such forward looking statements are made based upon management’s expectations and beliefs concerning future events impacting the Company and therefore involve a number of uncertainties and risks, including, but not limited to, those described in the Company’s Annual Report on Form 10-K for 2011 and other filings with the Securities and Exchange Commission.  Therefore, the actual results of operations or financial condition of the Company could differ materially from those expressed or implied in such forward looking statements.

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SILGAN HOLDINGS INC.
RECONCILIATION OF ADJUSTED NET INCOME PER DILUTED SHARE (1)
(UNAUDITED)
For the year ended December 31, 2011

Table A

Net income per diluted share as reported	$2.75

Adjustments:
Rationalization charges	0.07
Proceeds from termination of merger agreement	(0.37)
Costs attributable to announced acquisitions	0.14
Loss on early extinguishment of debt	0.01
Resolution of product liability dispute	0.03
Adjusted net income per diluted share	$2.63

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(1)
The Company has presented adjusted net income per diluted share for 2011, which measure is a Non-GAAP financial measure.  The Company’s management believes it is useful to exclude rationalization charges, proceeds from the termination of acquisition agreements, costs attributable to announced acquisitions, the loss on early extinguishment of debt and the impact from the resolution of a past product liability dispute from its net income per diluted share as calculated under U.S. generally accepted accounting principles because such Non-GAAP financial measure allows for a more appropriate evaluation of its operating results.  While rationalization costs are incurred on a regular basis, management views these costs more as an investment to generate savings rather than period costs.  Such Non-GAAP financial measure is not in accordance with U.S. generally accepted accounting principles and should not be considered in isolation but should be read in conjunction with the unaudited condensed consolidated statements of income and the other information presented herein.  Additionally, such Non-GAAP financial measure should not be considered a substitute for net income per diluted share as calculated under U.S. generally accepted accounting principles and may not be comparable to similarly titled measures of other companies.